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                                                                   EXHIBIT 10.15


                              SECOND AMENDMENT TO
                      EMPLOYMENT AND CONSULTING AGREEMENT
                         DATED AS OF DECEMBER 19, 1995
                       BETWEEN ITT DESTINATIONS, INC. AND
                                RAND V. ARASKOG

     WHEREAS, ITT CORPORATION, a Nevada corporation (formerly known as ITT Destinations, Inc.) (the "Company"), entered into an employment and consulting agreement with Rand V. Araskog (the "Executive") dated as of December 19, 1995 and amended as of February 11, 1997 (the "Agreement"); and

     WHEREAS, the Company and Executive desire to further amend the Agreement in certain respects and to have this Second Amendment replace the First Amendment in its entirety;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth and for other consideration herein described, the parties hereto agree as follows:

     1. Paragraph 12 of the Agreement is hereby amended by adding the following at the end thereof:

          "Following a Change in Control of the Company (as defined herein), Executive shall have the right to terminate for good reason (as defined herein). For purposes hereof,

          (A) "Good Reason" shall mean:

             (i) without the Executive's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates promptly after receipt of notice thereof given by the Executive, (A) a failure to pay or a reduction in the Executive's annual base salary as described in paragraph 3 hereof or any bonus or incentive compensation opportunities or any reduction in any material compensation or benefits arrangement provided to the Executive or in which the Executive participates, (B) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraphs 2, 6, and 8 hereof, (C) any other action by the Company or any of its affiliates which results in a diminution in Executive's position, authority, duties or responsibilities, or (D) any failure by the Company to comply with any of the provisions of paragraph 5 hereof;

             (ii) without the Executive's express written consent, the Company's requiring the Executive's work location to be other than within twenty-five (25) miles of New York City, New York;

             (iii) any failure by the Company to obtain an express written assumption of the Agreement by any successor to the Company.

             For purposes hereof, a determination by the Executive that he has "Good Reason" hereunder shall be final and binding on the parties hereto absent a showing of bad faith on the Executive's part.

          and (B) "Change in Control" of the Company shall mean the occurrence of:

             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding common stock, no par value of the Company ("Stock");

             (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other
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        consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);


             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the assets of the Company; or


             (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period."

          Notwithstanding the foregoing, any spin-off of all or a portion of the assets or operations of the Company or any subsidiary which has been approved by a majority of the directors serving on the Board as of the date hereof, or by directors approved by the vote of two-thirds of the directors then still in office who were directors as of the date hereof, shall not be deemed a "Change in Control."

     2. Paragraph 13 of the Agreement is hereby amended by adding the following paragraph (c) at the end thereof:

          "(c) Notwithstanding the foregoing, if, within two years following a Change in Control, the Executive's employment with the Company is involuntarily terminated other than for cause or is terminated by the Executive for Good Reason, then ITT will pay the Executive in a lump sum within five days following Executive's date of termination of employment, the following: (i) all amounts owing under paragraph 13(a) hereof (as if the Board of Directors had determined not to elect the Executive to the offices described in paragraph 2 hereof), without reduction for future payment, (ii) all amounts owing under paragraph 13(b) hereof (as if the Executive served as Chairman and Chief Executive until October 31, 2000 and was not nominated as a non-management director), without reduction for future payment, and (iii) the value of the benefit provided for in paragraph 7 hereof, computed without reduction for future payment. For purposes of this paragraph 13(c), the amounts under clauses (i), (ii) and
     (iii) above shall be determined as provided in paragraph 14(d) hereof.

          The foregoing provisions of this paragraph 13(c) shall be subject to paragraph 14 hereof."

     3. A new paragraph 14 is added to the Agreement, to read as follows:

          "14. Golden Parachute Tax Matters

          (a) Certain Additional Payments by the Company. (i) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (the "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code", and such excise tax, the "Excise Tax"), then the Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of Payment and Gross-Up Payment retained by the Executive, after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the Payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section, shall be equal to the Payment.

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          (ii) Subject to the provisions of paragraph 14(a)(iii), all determinations required to be made under this paragraph 14(a), including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by a nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this paragraph 14(a)(ii) (the "Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 14(a)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

          (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties, with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

             (A) give the Company any information reasonably requested by the Company relating to such claim,

             (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

             (C) cooperate with the Company in good faith in order to effectively contest such claim, and

             (D) permit the Company to participate in any proceedings relating to such claim;


          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify the Executive for and hold the Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this paragraph 14(a)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify the Executive for and hold the Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the


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     Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 14(a)(iii), Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 14(a)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 14(a)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     (b) For purposes of the calculations required to be made under paragraphs 13 and 14, the parties agree that, absent any changes made following the date of execution of this First Amendment to Executive's compensation arrangements or to the Company's benefit plans, programs, policies or arrangements, the determinations to be made hereunder by tax counsel and the Accounting Firm shall be made on a basis consistent with the calculations set forth in Exhibit A hereto which have been prepared by the Company concurrently with the execution of this First Amendment."

     4. Paragraph 20 of the Agreement is hereby amended in its entirety, to read as follows:

          "20. Settlement of Disputes; Arbitration. If any dispute arises between the Executive and the Company as to the validity, enforceability and/or interpretation of any right or benefit afforded by this Agreement, at the Executive's option, any other agreement or policy notwithstanding, such dispute shall be resolved by binding arbitration proceedings in accordance with the rules of the American Arbitration Association. The arbitrators shall presume that the rights and/or benefits afforded by this Agreement which are in dispute are valid and enforceable and that the Executive is entitled to such rights and/or benefits. The Company shall be precluded from asserting that such rights and/or benefits are not valid, binding and enforceable and shall stipulate before such arbitrators that the Company is bound by all the provisions of this Agreement. The burden of overcoming by clear and convincing evidence the presumption that the Executive is entitled to such rights and/or benefits shall be on the Company. The results of any arbitration shall be conclusive on both parties and shall not be subject to judicial interference or review on any ground whatsoever, including without limitation any claim that the Company was wrongfully induced to enter into this Agreement to arbitrate such a dispute.

          The Company shall pay the cost of any arbitration proceedings under this Agreement. The Executive shall be entitled (within two business days of requesting such advance) to an advance of the actual legal fees and expenses incurred by the Executive in connection with such proceedings and the Executive shall be obligated to reimburse the Company for such fees and expenses in connection with such arbitration proceedings only if it is finally and specifically determined by the arbitrators that the Executive's position in initiating the arbitration was frivolous and completely without merit. The arbitrators shall have discretion to award punitive damages to the Executive if it is found that the Company's actions or failures to act which led to the Executive submitting a dispute to arbitration and/or the Company's actions or failures to act during the pendency of the arbitration proceeding make such an award appropriate in the circumstances.

          In the event the Executive is required to defend in any legal action or other proceeding the validity or enforceability of any right or benefit afforded by this Agreement, the Company will pay any and all actual legal fees and expenses incurred by the Executive regardless of the outcome of such action and, if requested by the Executive, shall (within two business days of such request) advance such fees and expenses to the Executive. The Company shall be precluded from asserting in any judicial or other

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     proceeding commenced with respect to any right or benefit afforded by this
     Agreement that such rights and benefits are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement."

     5. All references to "ITT" in the Agreement shall be deemed to refer to the Company.

     6. Except as hereinabove provided, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement as of the 14th day of August, 1997.


                                          /s/ RAND V. ARASKOG

                                          --------------------------------------
                                          Rand V. Araskog

ITT CORPORATION


By: /s/ RALPH W. PAUSIG

    --------------------------------------------------------
    Ralph W. Pausig
    Senior Vice President

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